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                                                                    Exhibit 11.1

           HEALTH SYSTEMS DESIGN CORPORATION
            COMPUTATION OF NET LOSS PER SHARE


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

                                                               Three months ended June 30,    Nine months ended June 30,
                                                               ---------------------------    --------------------------
                                                                    1996           1995          1996            1995
                                                                -----------    -----------    -----------    -----------
Net income (loss)                                               $  (399,686)   $  (219,727)   $(1,446,992)   $  (219,973)
                                                                -----------    -----------    -----------    -----------
                                                                -----------    -----------    -----------    -----------
Weighted average common shares outstanding                        6,421,440      4,437,692      5,284,641      4,433,890

Common shares, options, and warrants granted
  (using the treasury stock method assuming an
  initial public offering price of $13.00) since
  March 16, 1995 included pursuant to Secureities
  and Exchange Commission Rules                                     251,259        324,347        251,259        324,347
                                                                -----------    -----------    -----------    -----------

Weighted average common and common equivalent
  shares outstanding                                              6,672,699      4,762,039      5,535,900      4,758,237
                                                                -----------    -----------    -----------    -----------
                                                                -----------    -----------    -----------    -----------

Net loss per common and common equivalent share                 $     (0.06)   $     (0.05)   $     (0.26)   $     (0.05)
                                                                -----------    -----------    -----------    -----------
                                                                -----------    -----------    -----------    -----------


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